UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-53254

Date of Report: March 23, 2009

ECONOMETRICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-2443288
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

One Exchange Place, Suite 1000, Jersey City, NJ 07303
(Address of Principal Executive Offices)

201-882-3332

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Change in Fiscal Year

On March 23, 2009 the Registrant’s Board of Directors approved a change in the Registrant’s fiscal year.  The new fiscal year will end on June 30.

On January 12, 2009 the Registrant acquired the outstanding capital stock of Tibet Medicine, Inc.   In exchange for the outstanding equity in Tibet Medicine, Inc,, the Registrant issued to the shareholders of Tibet Medicine, Inc. shares equal to 89.6% of the Registrant’s outstanding capital stock, and the management of Tibet Medicine, Inc. assumed control of the Registrant.  Therefore, Tibet Medicine, Inc. is now considered the reporting entity for accounting purposes.  For that reason, the Registrant has changed its fiscal year to conform to the fiscal year of Tibet Medicine, Inc., which ends on June 30.

The Registrant will not file a report for a transition period as a result of the change in the Registrant’s fiscal year, since there has been no change in the periods of the Registrant’s financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Econometrics, Inc.

Dated:  March 23, 2009

By:  /s/ Wang Shuxiang

       Wang Shuxiang, Chief Executive Officer